UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 31, 2011

(Date of earliest event reported: January 26, 2011)

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure included in Item 5.07 is hereby incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 26, 2011, the Board of Directors of C&D Technologies, Inc. (the “Board” and the “Company”, respectively) unanimously approved and recommended, and on January 31, 2011, the holder of 345,029,647 of the 529,898,953 shares of the Company’s common stock then issued and outstanding (representing 65.2% of the Company’s issued and outstanding voting securities, the “Majority Stockholder”) approved by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, the corporate actions listed below (the “Corporate Actions”). The Company will file an Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission, in accordance with its obligations under federal securities laws as promptly as is reasonably practicable. Corporate Action 1 and Corporate Action 2 described below will not be effective until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders. The Information Statement will describe all of the Corporate Actions in detail.

Corporate Action 1: Amendment to Certificate of Incorporation

Having received the consent of the Majority Stockholder, an amendment to the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to decrease the number of authorized shares of the Company’s common stock, par value $.01 per share (“Common Stock”), from 600,000,000 to 25,000,000 was duly approved by our stockholders. The Amended and Restated Certificate of Incorporation will not be effective until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders.

Corporate Action 2: Reverse Stock Split

Having received the consent of the Majority Stockholder, an amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding and treasury shares of Common Stock at a ratio of 1-for-35, pursuant to which each 35 shares of the issued and outstanding and treasury shares of Common Stock will be combined and reclassified into 1 share of Common Stock, was duly approved by our stockholders. The amendment to the Amended and Restated Certificate of Incorporation effecting the reverse stock split of the issued and outstanding and treasury shares of Common Stock at a ratio of 1-for-35 will not be effective until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders.

Corporate Action 3: 2011 Stock Option Plan

Having received the consent of the Majority Stockholder, the Company’s 2011 Stock Option Plan (the “2011 Stock Option Plan”), which will allow us to make grants of incentive and nonqualified stock options to our employees, including our named executive officers, directors, and consultants, was duly approved by our stockholders. Each stockholder otherwise entitled to receive a fractional share of common stock as a result of the reverse stock split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof. The 2011 Stock Option Plan reserves 52,989,895 shares of the Company’s Common Stock for issuance, which will be adjusted to 1,513,997 after the reverse stock split described above is effected. The 2011 Stock Option Plan will also be subject to adjustment in the event of any other stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other similar changes in the outstanding Common stock or capital structure of the Company. No options will be granted under the 2011 Stock Option Plan until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders. The options granted under the 2011 Stock Option Plan will be subject to the terms and conditions of the 2011 Stock Option Plan, as well as an option award agreement substantially identical to the form of option award agreement (the “Form of Option Award Agreement”) attached hereto as Exhibit 10.2.

On January 31, 2011, the Company issued a press release announcing the consent of the Majority Stockholder to the Corporate Actions. The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the full press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

10.1	2011 Stock Option Plan

10.2	Form of Option Award Agreement

99.1	Press Release dated January 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By	: /s/ Ian J. Harvie
Ian J. Harvie, Vice President and Chief Financial Officer

Date: January 31, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Name

10.1	2011 Stock Option Plan

10.2	Form of Option Award Agreement

99.1	Press release dated January 31, 2011.